                                                                    EXHIBIT 10.8


                           YUCCA BUTTE PROSPECT AREA

                              PECOS COUNTY, TEXAS



                          JOINT DEVELOPMENT AGREEMENT



                                BY AND BETWEEN

                             PURE RESOURCES, L.P.
                                      AND
                       F. H. MILLS, JR., LON SLAUGHTER,
                             and GEORGE G. STALEY



                       EFFECTIVE DATE: January 30, 2001

                          JOINT DEVELOPMENT AGREEMENT

                           YUCCA BUTTE PROSPECT AREA

                              PECOS COUNTY, TEXAS


THIS AGREEMENT is dated effective as of January 30, 2001 by and between PURE RESOURCES, L.P., a Texas limited partnership, whose address is 500 West Illinois, Suite 100, Midland, Texas 79701, hereinafter referred to as "PURE" and
F. H. MILLS, JR.("MILLS"), whose address is P.O. Box 554, Midland, Texas, 79702; and GEORGE G. STALEY, ("STALEY") whose address is 500 West Texas, Suite 200, Midland, Texas, 79702; and LON SLAUGHTER ("SLAUGHTER"), whose address is P. O. Box 1508, San Angelo, TX,76902. MILLS, STALEY and SLAUGHTER are hereinafter collectively referred to as "MILLS, ET AL".

                                   RECITALS
                                   --------

WHEREAS, MILLS, ET AL represents, but does not warrant, that it owns various Existing Properties in Pecos County, Texas, which cover lands located within the black boundary shown on the plat attached hereto and identified as Exhibit "A". Said Existing Properties owned by MILLS, ET AL are specifically described on Exhibit "A-2" attached hereto; and

WHEREAS, PURE and MILLS, ET AL intend by this Agreement to provide a means to evaluate the lands subject to this Agreement and to determine the potential for oil and/or gas production whereby such Parties i) establish an Area of Mutual Interest ("AMI"), ii) jointly acquire oil and gas leases, and iii) provide a means for the drilling of exploration and development wells on the Existing Properties and such additional Properties as may be acquired under the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:


                                   ARTICLE I
                                   ---------
                                  DEFINITIONS
                                  -----------

As used in this Agreement, the terms indicated below shall be construed as follows:

1.1  "Agreement"  means this Agreement, including all amendments, schedules,
     -----------
     plats, maps, exhibits and annexes hereto, which are incorporated herein by this reference.

1.2  "AMI" or "Area of Mutual Interest"  means the lands lying in Pecos County,
     ----------------------------------
     Texas that are located within the black outline indicated on the plat attached hereto as Exhibit "A", and further described on Exhibit "A-1" attached hereto.

1.3  "Carried Parties" means F. H. MILLS, JR. and SLAUGHTER
     -----------------

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1.4  "Development Well"  means any well drilled on lands located within the AMI
     ------------------
     subsequent to the drilling of an Initial Exploratory Well on lands located within the AMI, and in accordance with the Operating Agreement therefor.

1.5  "Existing Properties" means MILLS, ET AL's Properties existing as of the
     ---------------------
     date of this Agreement, which are located within the AMI and further described on Exhibit "A-2" attached hereto.

1.6  "Exploration Expenditures" means all costs attributable to operations,
      -------------------------
     accounted for in accordance with the terms and provisions of the Operating Agreement, on or with respect to the Initial Exploratory Well, including, without limitation, drillsite preparation, roads, surface damages, water wells, drilling, coring and drillstem testing, completion and equipping, and reworking until such wells have been drilled, completed and equipped and are capable of production, including gathering lines, pipelines and facilities necessary to deliver oil or pipeline quality gas, along with the costs of plugging and abandoning such wells if no completion attempt is made thereon. Exploration Expenditures shall not include Leasehold Costs as defined herein.

1.7  "Initial Exploratory Well (IEW)" means the first well drilled on lands
     --------------------------------
     located within the AMI in accordance with this Agreement which well shall be drilled free of cost to the Carried Parties. STALEY will participate with a 6.25% interest and shall pay his proportionate costs of such well and Pure will bear 93.75% of such costs.

1.8  "Leasehold Costs"  means those direct charges incurred for acquisition of
     -----------------
     Properties, including, without limitation, records examination and title costs, mineral and leasehold ownership reports, broker fees and expenses, travel costs, the purchase price, option costs, rentals, recording costs and any other costs associated with the acquisition of Properties but shall specifically exclude the cost of the option to extend the primary term of an oil and gas lease of an Existing Property.

1.9  "Operating Agreement" shall mean the Operating Agreement dated effective
     ---------------------
     January 30, 2001, between the Parties hereto and executed contemporaneously herewith. In the event of a conflict between this Agreement and the Operating Agreement, the provisions of this Agreement shall prevail.


1.10 "Operator" shall mean the Party designated as Operator pursuant to
     ----------
     Article V of the Operating Agreement.

1.11 "Party or Parties"  means PURE and/or MILLS, ET AL, their assigns or
     ------------------
     successors, subject to the limitations set forth in Paragraph 6.9 hereof.

1.12 "Property or Properties"  means those certain existing oil and gas leases
     ------------------------
     and mineral interests made subject to this Agreement and described on Exhibit "A-2" attached hereto (Existing Properties) plus any additional oil and gas leasehold interests hereafter acquired within the AMI and made subject to the terms and conditions of this Agreement, or rights to acquire such interests through option, purchase, extension, pooling, unitization, top lease, renewal, farm-in, farm-in option, acreage contribution or other agreement with third parties to earn an interest.

1.13 "Proposing Party"  means the Party who proposes one or more of the
     -----------------
     proposals provided for herein.

1.14 "Proration and/or Spacing Unit"  means the drilling or production unit
     -------------------------------
     prescribed or permitted for a particular well for full allowable purposes by or in accordance with the regulation of the Texas Railroad Commission or any governmental authority having jurisdiction thereof.


                                  ARTICLE II
                                    --------
                         AREA OF MUTUAL INTEREST (AMI)
                         -----------------------------

2.1  Lands. The Area of Mutual Interest (AMI) means the lands lying in Pecos
     -----
     County, Texas that are located within the black outline on the plat attached hereto as Exhibit "A" and further described on Exhibit "A-1" attached hereto.

2.2  Acquisitions. If a Party acquires a Property or a mineral or royalty
     -------------
     interest within the AMI, the acquiring Party shall, within thirty (30) days of such acquisition, provide written notice thereof to the other Parties, together with full details of the acquisition, including, without limitation, the lands and minerals acquired, a copy of the assignment and/or deed and all title information obtained, and a list of the acquisition costs thereof. The acquiring Party shall have the option, but not the obligation to obtain a title opinion for the acquisition of the mineral interest or royalty interest and shall provide the non-acquiring Party a copy of all title information it obtains as associated with the acquisition of the interest. For a period of fifteen (15) days following receipt of such notice, the non-acquiring Party shall have the right and option to purchase its proportionate ownership percentage as stated in paragraph 2.3, of the acquiring Party's interest. Failure of the non-acquiring Party to advise the acquiring Party in writing within said fifteen (15) days of its election, shall be deemed as an election not to acquire the interest. Upon the non-acquiring Party electing to participate and accepting title to the interest, it shall reimburse the acquiring Party for the acquisition costs applicable to same and shall tender payment to the acquiring Party pursuant to the provisions of this Agreement. In the event that the non-acquiring Party shall reject title to any of the interest, the acquiring Party shall have a period of thirty (30) days to cure the applicable title defect to the reasonable satisfaction of the non-acquiring Party. If the acquiring Party does not so cure such title defect or if the non-acquiring Party does not accept title to the interest within such time period, then such interest shall not be subject to any of the terms of this Agreement. With respect to interests which the non-acquiring Party elects to acquire, the acquiring Party shall, within thirty (30) days of timely receipt of payment, assign to the non-acquiring Party its proportionate ownership percentage as stated in Paragraph 2.3, of the acquiring Party's interest, free of any additional burdens by acquiring Party.

     Anything in this Article 2.2 to the contrary notwithstanding, MILLS, ET AL, until the completion of the IEW, shall be the only Party responsible for making an attempt to acquire Properties within the AMI which are not Existing Properties located in Section 27, Blk A-2, TC RR CO Survey. MILLS, ET AL shall negotiate for and acquire Properties exercising its judgment as a reasonable and prudent operator to determine which Properties to acquire and the terms and provisions applicable to same. MILLS, STALEY and SLAUGHTER agree to pay for all of the Leasehold Costs associated with the acquisition of such non-Existing Properties. Such non-Existing Properties shall be offered to Pure pursuant to Article 2.2, however,

     Pure will not be required reimburse MILLS ET AL for the acquisition costs to pay for such acquisitions.

     Any Property acquired by any Party during the term of the AMI shall be subject to the Operating Agreement, and if less than all Parties participate in the acquisition of such Property, the ownership percentages in the Operating Agreement, as to the affected Tract(s), shall be adjusted accordingly.

     Anything in this Article 2.2 to the contrary notwithstanding, in the event a Party acquires a fee mineral or royalty interest within the AMI from a Related Party the provisions of this Article 2.2 shall not apply. As used herein the term "Related Party" shall mean the following:

       1.   Any Family Member;
       2.   Any Family Trust; or
       3. A transferee by reason of testamentary disposition or under to laws of intestate succession upon the death of a Family Member or beneficiary of a Family Trust;
       4. A partnership or corporation in which a Family Member or Party owns at least ten percent (10%) of the entity;
       5.   An Affiliate or parent corporation of a Party;

     The term "Family Member" as used herein shall mean any uncle, aunt, cousin, sibling, spouse, (Extended Members) child, grandchild, or other descendent of a Party or the Extended Members or any other individual who is related to a Party or the Extended Members by marriage or adoption. The term "Family Trust" as used herein shall mean any trust in which either (a) a Party is a trustee or has a vested or contingent interest in the income or corpus of such trust, or (b) a Family Member has a vested or contingent interest in the income or corpus of such trust.

2.3  Prior Acquisitions.  The Properties within the AMI acquired by MILLS, ET
     ------------------
     AL, prior to January 30, 2001, as described on Exhibit "A-1", shall be owned by the Parties in the following percentages:

                   F. H. MILLS, JR.         13.3333%
                   Lon Slaughter            13.3333%
                   George G. Staley          6.25%
                   Pure Resources, L.P.     67.0834%

The Parties agree to effectuate this ownership by delivering whatever assignments are required, which shall be delivered to the Parties contemporaneously with the execution of this Agreement.

     There shall be no cash payment from Pure to F. H. MILLS or Slaughter associated with the execution and delivery of any assignment pursuant to the provisions of this Article 2.3. However, within fifteen (15) days after the final execution of this Agreement, Pure shall deliver to Staley a cash payment of $13,542.45 as full reimbursement for his share of prospect
                 ---------
     expenses. Further, Pure will, within 20 days of its election to participate in the acquisition of a non-Existing Property located in Section 27, reimburse Staley for 15/16 of 1/3 of the cost of such acquisition.

2.4  Assignment.  Any assignment made pursuant to Paragraph 2.2 or 2.3 shall be
     ----------
     in substantially the same form
     as Exhibit B attached hereto.


2.5  Title Loss. Should any Property, mineral interest or royalty interest be
     ----------
     lost through failure of title, such loss shall for all purposes whatsoever be considered a joint loss and shall be borne by the Parties in proportion to their respective interest therein.

2.6  Outside Properties. Where less than all of the acquired Properties lie
     ------------------
     within the AMI, the acquiring Parties shall have the right only to acquire its proportionate interest in that part of the Properties lying within the AMI.

2.7  Term of AMI. Unless earlier terminated as herein provided, the AMI shall
     ------------
     expire three (3) years from the effective date of this Agreement.


                                  ARTICLE III
                                  -----------
                             EXPLORATORY DRILLING
                             --------------------

3.1  Initial Exploratory Well. On or before June 6, 2001, PURE has the right but
     -------------------------
     not the obligation to drill an Initial Exploratory Well ("IEW") at its choice of location within the AMI, which well shall be drilled to a depth sufficient to test the Devonian formation, but at PURE'S discretion may be drilled deeper. The IEW may be drilled as a horizontal well at PURE'S discretion. PURE shall pay 93.75% and STALEY shall pay 6.25% of the Exploration Expenditures for the IEW. At such time as the IEW is completed, equipped and ready to produce, the Carried Parties shall be vested with a working interest in the IEW for their respective AMI percentages as set out in Paragraph 2.3, as reflected in the Operating Agreement. Subsequent operations for the IEW will be subject to said Operating Agreement. Failure to drill the IEW as herein provided, as either a well capable of production or a plugged and abandoned well, shall result in PURE'S reassigning to MILLS, ET AL any interest PURE acquired pursuant to Paragraph 2.3 above. PURE shall retain its proportionate interest of any interest acquired pursuant to Paragraph 2.2, above.

3.2  Exploratory Substitute Wells.  If in the drilling of the IEW, impenetrable
     -----------------------------
     substances or mechanical difficulties are encountered which, in the opinion of PURE would make further drilling impractical or inadvisable, PURE shall have the right to plug and abandon the IEW. In that event, and within ninety (90) days of plugging, PURE may commence the drilling of a substitute well to be drilled in place of the IEW and then such substitute well shall become the IEW for all intents and purposes of this Agreement.


                                  ARTICLE IV
                                  ----------
                               DEVELOPMENT WELLS
                               -----------------

4.1  Development Operations.  All proposals and operations, subsequent to the
     -----------------------
     completion of the IEW, shall be in accordance with the terms of the Operating Agreement executed by the Parties pursuant to Article III.

4.2  Non-Participation Penalties.  Should a Party elect not to Participate in
     ----------------------------
     the drilling of a Development Well,
     provided the well begins drilling within sixty (60)days of an election not to Participate, a Non-Participating Party shall be required to assign to the Participating Parties, all of its undivided working interest in the Spacing Unit for the Development Well, from the surface down to the base of the formation from which the Development Well produces. Such assignment supersedes and replaces making such interest subject to the non-consent penalties set forth in the Operating Agreement. Provided, however, the Non-Participating Party shall nevertheless retain an overriding royalty, proportionately reduced to its interest, in an amount equal to the difference between twenty-five percent (25%) and the existing lease burdens on the Non-Participating Party's interest assigned to the Participating Parties.

     Notwithstanding the foregoing, if the Development Well is to be completed in a producing horizon different from the horizon set forth in the original proposal, the Non-Participating Party shall have thirty (30) days, or forty-eight (48) hours if a rig is on location, from the receipt of the proposal to complete in a different producing horizon in which to elect to participate in the Development Well. If the Non-Participating Party elects to participate in said well, the Non-Participating Party shall pay its share of the cost of drilling the Development Well by multiplying the cost of drilling the Development Well times a fraction based upon one of the following: (i) on a Development Well to be completed above the original proposed depth of the Development Well, the fraction shall be the Non-Participating Party's percentage ownership times a fraction, the numerator of which is the completion depth of the Development Well and the denominator of which is the original proposed depth: or (ii) on a Development Well to be completed below the original proposed depth of the Development Well, the Non-Participating Party's or Parties ownership in such a well shall be their original percentage ownership as set out in Exhibit "A" of the Operating Agreement. Upon electing and paying its pro-rata share as provided herein, the Non-Participating Party shall become a participant in the Development Well as if it were an original participant.


                                   ARTICLE V
                                   ---------
                             DUTIES OF THE PARTIES
                             ---------------------

5.1  Delay Rentals and Releases. During the term of this Agreement and any
     --------------------------
     Operating Agreement executed in connection herewith, PURE shall have the responsibility for payment of any rentals, shut-in payments and minimum royalty payments necessary to maintain in force and effect the leases and agreements covering the Properties. PURE shall be reimbursed by the other Parties for their proportionate share of these rentals, shut-in payments and minimum royalty payments.

5.2  Insurance. At all times while operations are conducted hereunder, all
     ---------
     Parties shall comply with all laws including the applicable workman's compensation laws. Operator shall also carry or provide insurance for the benefit of the joint account as outlined in Exhibit "D" attached to the Operating Agreement. Both Parties shall require all contractors employed by it to comply with the applicable workman's compensation laws and to maintain such other insurance as both Parties may require. PURE may be a self insurer for liability under the compensation and general liability laws, provided however, in such event the only charge that shall be made by Operator to the joint account shall be as provided in Article V.D.9 of the Operating Agreement and in Exhibit "C" attached to the Operating Agreement.

                                  ARTICLE VI
                                  ----------
                                 MISCELLANEOUS
                                 -------------

6.1  Relationship of the Parties. This Agreement and the rights and liabilities
     ---------------------------
     under this Agreement are several and not joint or collective, and are not intended to create, and shall not be construed to create, an association for profit, a trust, a joint venture, a mining partnership or other relationship of partnership, or entity of any kind between or among the Parties, except as provided in Paragraph 6.2 or in the Tax Partnership Provisions attached to the Operating Agreement as Exhibit "H".

6.2  Tax Partnership. Notwithstanding Paragraph 6.1 above, the Parties intend
     ---------------
     that the execution of this Agreement and the joint operations hereunder shall be treated as the formation and operation of a partnership for federal income tax purposes ("Tax Partnership"). In that regard, the Parties understand and intend that the provisions of the Agreement shall be interpreted and applied in a manner consistent with such treatment and that Subchapter K of the Internal Revenue Code of 1986, as amended, shall apply to all actions taken pursuant to the terms of this Agreement. Thus, without limitation or exclusion of other provisions hereof, the Parties intend that the following provisions of this Agreement shall be treated and interpreted in the manner hereafter specified for federal income tax purposes:

     a) The Parties will make capital contributions to the Tax Partnership as follows:

          i)   Existing Properties, as described in Paragraphs 1.5 and 2.3; and

          ii)  Leasehold Costs, as described in Paragraphs 1.8, 2.2 and 2.3; and

          iii) Exploration Expenditures, as described in Paragraphs 1.6, 1.7 and 3.1; and

          iv) Development Well costs, as described in Paragraphs 1.4, 1.6 and 4.1; and

     All acquired Properties will be acquired on behalf of the Tax Partnership and the Parties will hold title to all Properties as nominees of the Tax Partnership;

          b) The Tax Partnership shall allocate all costs, deductions and credits described in Paragraph 6.2(a) above, to the Parties based on each Party's contribution to such costs.

          c) Except as provided in subparagraphs 6.2(b) above, the Tax Partnership shall allocate all income, gain, loss, deduction, or credit, 26.66667% to the Carried Parties (based on the percentages reflected in Paragraphs 2.2 and 2.3 and 67.083344% to PURE and 6.25% to STALEY. As described in Articles III and IV, the Tax Partnership shall make all cash distributions pursuant to subparagraphs 6.2(c) in the following percentages;

                    All cash distributions shall be made 26.66667 to the Carried Parties, 6.25% to STALEY and 67.083344% to PURE.

          d) The Parties capital accounts will be charged for in-kind distributions in accordance with the non-participating penalties provisions as described in Paragraph 4.2. For example, in the event a Non-Participating Party assigns all of it's right, title and interest in the Spacing Unit for the Development Well, such Party's capital account will be charged with its tax basis in the Spacing Unit and any overriding royalty interest retained by such Party will be reported outside of the Tax Partnership (i.e., the in-kind distribution of partnership property).


     Additional provisions relating to this Tax Partnership are contained in Exhibit "H" attached to the Operating Agreement. Notwithstanding anything to the contrary in this Agreement, the terms of this Article VI will survive any termination of this Agreement.

6.3  Notices. Unless otherwise provided herein, all notices, advice or
     -------
     communications required or convenient to be given by any Party to the other Party hereto, shall be deemed to have been properly given when given in writing by registered, certified, U.S. mail, return receipt requested, or by telegram, fax, telex or cable when addressed to the Parties at the following address:

                    PURE RESOURCES, L. P.
                    500 West Illinois
                    Midland, Texas 79701
                    Attn: Land Manager
                    Phone: (915) 498-8600
                    Fax: (915) 498-8692

                    F. H. MILLS, JR.
                    P.O. Box 554
                    Midland, Texas 79702
                    Phone: (915) 683-1088
                    Fax: (915) 682-7111

                    GEORGE G. STALEY
                    500 W. Illinois
                    Midland, Texas 79701
                    Phone: (915) 498-8600
                    Fax: (915) 498-2607

                    Lon Slaughter
                    P. O. Box 1508
                    San Angelo, TX,76902
                    Phone:
                    Fax:

     The originating notice shall be deemed given when received and the responsive notice shall be deemed given when mailed. Each Party shall have the right to change its address from time to time by written notice to the other Party as prescribed herein; provided, however, that nothing herein shall supersede the notice provisions specified in the Operating Agreement.

6.4  Laws. This Agreement shall be conducted in conformity with all valid
     ----
     applicable federal, state and local laws, rules, orders and regulations of any constituted federal, state or local regulatory body hereunder.

6.5  Operations.  All operations or other activities conducted hereunder shall
     ----------
     be conducted in a reasonable and prudent manner in accordance with good oil field practices. Provided, however, that the Operator shall be liable to the other Parties only for losses sustained or liabilities incurred which result from Operator's gross negligence or willful misconduct.

6.6  Governing Law. This Agreement shall be construed and enforced in accordance
     -------------
     with the laws of the State of Texas and shall bind and inure to the benefit of the Parties hereto and their respective successors and assigns.

6.7  Waiver.  The failure of a Party to insist on the strict performance of any
     ------
     provision of this Agreement or to exercise any right, power or remedy upon a breach thereof shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

6.8  Waiver of Implied Obligations.  There are no implied covenants contained in
     -----------------------------
     this Agreement.

6.9  Assignment. No Party shall assign any right or interest under this
     ----------
     Agreement to other parties without the written consent of the other Parties hereto. However, such consent shall not be unreasonably withheld. The foregoing notwithstanding and subject to the other provisions of this Agreement, each of the Parties may pledge or encumber the Properties provided that such pledge or encumbrance is limited to that interest in the Properties owned by such Party and that such pledge or encumbrance is expressly made subject to the terms and conditions of this Agreement.

6.10 Ownership of Information. Subject to the limitations of Paragraph 6.9, any
     ------------------------
     and all Information, whether completed or not shall be the joint property of the Parties for their copying, use, modification, distribution or disclosure without accounting to the other Parties in whatever way the Party may determine notwithstanding copyright or other restrictive legends placed thereon.

6.11 Covenants Running with Land. All covenants and obligations provided for
     ---------------------------
     herein shall be deemed to be covenants running with the land and the leasehold estates therein and any transfer or other disposition of any of the Properties shall be made subject to the terms of this Agreement.

6.12 Entire Understanding. The terms of this Agreement and the Schedules, Maps,
     --------------------
     Plats, Exhibits and Annexes, attached hereto constitute the entire contract of the Parties hereto, and there are no Agreements, undertaking, obligations, promises, assurances or conditions, whether precedent or otherwise, except those specifically set forth herein. No modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

6.13 Media Release. No Party shall use any other Party's name in any promotional
     -------------
     material or in any publicity release regarding the program conducted under this Agreement without first obtaining the written permission of the Party whose name is going to be used.

6.14 No Third Party Beneficiary. Except as expressly provided herein, this
     --------------------------
     Agreement is not intended to create, nor shall it be construed to create, any rights in any third party under doctrines concerning third party beneficiaries.

6.15 Term. The term of this agreement shall be for three (3) years from the
     ----
     effective date of this Agreement.


IN WITNESS WHEREOF the Parties have executed this Agreement on the dates shown below, but effective as of the 30th day of January, 2001.



PURE RESOURCES, L.P. by and through
its General Partner PURE RESOURCES I, INC.


By:/s/ John Lodge____________________
  ---------------
     John Lodge, Attorney-in-Fact

Date:4-26-01_________________________
    --------



 F. H. MILLS, JR.


/s/ F.H. Mills, Jr.__________________
-------------------

Date:4-27-01________________________
      ------



LON SLAUGHTER


 /s/ Lon Slaughter_____________________
 -----------------

Date:4-27-01________________________
      ------



GEORGE G. STALEY


/s/ George G. Staley__________________
--------------------
-
Date:5/7/01_________________________
     ------